EXHIBIT 32.2
RITHM PROPERTY TRUST INC.
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Rithm Property Trust Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Nicola Santoro, Jr. Chief Financial Officer of the Company, hereby certify as of the date hereof, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.
Dated: February 17, 2026

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer (Principal Financial Officer)